Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement of GreenMan Technologies, Inc. on Form SB-2, of our report dated December 17, 2003 which appears in such Registration Statement.


/S/ WOLF & COMPANY, P.C.
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    WOLF & COMPANY, P.C

Boston, Massachusetts
July 29, 2004